SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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THE DEWOLFE COMPANIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[LOGO]

                      April 5, 2002

Dear Stockholder:

        We are pleased to invite you to attend the 2002 Annual Meeting of Stockholders of The DeWolfe Companies, Inc., which will be held at the Westin Hotel, 70 Third Avenue, Waltham, Massachusetts, on Tuesday, May 21, 2002, commencing at 10:00 A.M. Eastern time.

        A description of business to be conducted at the Annual Meeting is in the attached Notice of Annual Meeting and Proxy Statement. Also enclosed is a copy of our Annual Report for 2001.

        Your vote is important no matter how many shares you own. We hope you will be able to attend the meeting in person, but if you cannot, please sign and date the enclosed proxy and return it in the accompanying envelope. If you plan to attend, please check the appropriate box on the proxy card.

                      Sincerely,

                      /s/ Richard B. DeWolfe

                      RICHARD B. DEWOLFE
                      Chairman and
                          Chief Executive Officer

THE DEWOLFE COMPANIES, INC.
80 Hayden Avenue
Lexington, Massachusetts 02421
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The Annual Meeting of Stockholders will be held on May 21, 2002 at 10:00 A.M. Eastern Time at the Westin Hotel, 70 Third Avenue, Waltham, Massachusetts, for the following purposes:

  1.
  To fix the number of directors and to elect directors of the Company for the ensuing year and until their respective successors are chosen and qualified;

  2.
  To consider and act upon a proposal to amend the Company's Restated Articles of Organization to increase the number of authorized shares of Common Stock from 10,000,000 to 50,000,000;

  3.
  To consider and act upon a proposal to amend the Company's 1998 Stock Option Plan;

  4.
  To ratify the Company's selection of Ernst & Young LLP as auditors of the Company for the year ending December 31, 2002; and

  5.
  To consider and act upon matters incidental to the foregoing and to transact such other business as may properly come before the meeting.

        The Board of Directors has fixed the close of business on March 22, 2002 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting of Stockholders.

                      By order of the Board of Directors,

                      PAUL J. HARRINGTON,
                       Clerk

April 5, 2002

        The Company's Annual Report for 2001 containing a copy of the Company's Form 10-K (excluding exhibits) for the year ended December 31, 2001 is enclosed herewith.

Please fill in, date, sign and mail promptly the accompanying proxy in the return envelope furnished for that purpose, whether or not you plan to attend the meeting.

THE DEWOLFE COMPANIES, INC.
80 Hayden Avenue
Lexington, Massachusetts 02421
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 21, 2002

        This statement is furnished to the stockholders of THE DEWOLFE COMPANIES, INC. (hereinafter, the "Company") in connection with management's solicitation of proxies to be used at the Annual Meeting of Stockholders on May 21, 2002 and at any adjournment of that meeting. The record date for the Annual Meeting was March 22, 2002. The approximate date on which this proxy statement and accompanying proxy are being sent to stockholders of the Company is April 5, 2002. Each proxy delivered pursuant to this solicitation is revocable at the option of the person executing the same by written notice delivered to the Clerk of the Company at any time before the proxy is voted. A stockholder who attends the Annual Meeting in person may revoke his or her proxy at that time and vote his or her shares if such stockholder so desires. The presence in person or by proxy of stockholders entitled to cast a majority of the outstanding shares, or 1,813,438 shares, shall constitute a quorum. A plurality is required to elect Directors, so the five persons receiving the greatest number of votes will be elected. In order to approve the amendment of the Company's Restated Articles of Organization, the affirmative vote of the holders of majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting shall be required. With respect to the approval of the amendment of the 1998 Stock Option Plan and the approval of auditors, the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock present in person or represented by proxy and enabled to vote at the Annual Meeting shall be required.

        As of March 22, 2002, the Company had outstanding 3,626,874 shares of Common Stock. The Common Stock is the only type of security entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder of record thereof at the close of business on March 22, 2002 to one vote on each of the matters to be voted upon at the Annual Meeting.

        An automated system administered by the Company's transfer agent tabulates all votes cast at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for purposes of determining the presence of a quorum. Each is tabulated separately. If a quorum is present, the nominees who receive the greatest number of votes properly cast will be elected as directors. Neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to the election of directors. The effect of an abstention or a broker non-vote will be the same as a vote against adoption of Proposal 2. A broker non-vote will have no effect upon the outcome of voting on Proposals 3 or 4. However, an abstention will have the same effect as a vote against Proposals 3 and 4. If your shares are held in the name of a broker, trust, bank, or other nominee, you will need to bring a proxy or letter from that broker, trust, bank, or nominee that confirms that you are the beneficial owner of those shares.

        All shares represented by a properly executed proxy will be voted unless it is revoked and, if a choice is specified, will be voted in accordance with such specification. If no choice is specified, the proxies will be voted FOR the election of five directors, unless authority to do so is withheld with respect to one or more of the nominees, FOR the approval of the amendment of the Restated Articles of Organization, FOR the approval of the amendment of the 1998 Stock Option Plan, and FOR the ratification of the Company's selection of Ernst & Young LLP as auditors for the year ending December 31, 2002. In addition, the proxy will be voted in the discretion of the proxy holders with respect to such other business as may properly come before the meeting. The officers and directors of the Company as a group own beneficially 71%

(excluding, for this purpose, outstanding options) of the outstanding shares of Common Stock of the Company (see "Principal Stockholders and Stockholdings of Management"). The Company expects that its officers and directors will vote the shares owned by them FOR the election of such five nominees, FOR the approval of the amendment of the Restated Articles of Organization, FOR the approval of the amendment of the 1998 Stock Option Plan, and FOR the ratification of the Company's selection of Ernst & Young LLP as auditors for the year ending December 31, 2002.

        NOTE: Except as otherwise specifically noted in this Proxy Statement, the share and per share amounts of the Common Stock of the Company, and the exercise prices of options referred to in this Proxy Statement, have NOT been adjusted to give effect to the Company's 3 for 2 stock split by way of a stock dividend distributed on March 28, 2002.

ELECTION OF DIRECTORS

        At the Annual Meeting, directors are to be elected to hold office for the ensuing year and until their respective successors are chosen and qualified. The Board of Directors has fixed the size of the Board at five, subject to the ratification by the stockholders at the Annual Meeting, and has nominated five persons to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified. If the enclosed proxy is duly executed and received in time for the Meeting, and unless authority to do so is withheld, it will be voted to elect as directors the following nominees: Richard B. DeWolfe, A. Clinton Allen, R. Robert Popeo, Paul R. Del Rossi and Robert N. Sibcy. (For a description of the business experience of such nominees, see "Business Experience of Nominees and Executive Officers" below.) All of the nominees are currently directors of the Company. In the event that any of the nominees becomes unavailable, then the proxy holders shall have the right: (i) to vote for such substitute, if any, as the present Board of Directors may designate; (ii) to leave a vacancy on the Board; or (iii) to fix the number of directors for the ensuing year at less than five.

        The Company did not have a nominating committee of the Board of Directors in 2001. The Stock Option Committee, whose members are Messrs. Popeo and Del Rossi, administers the Company's 1998 Stock Option Plan. The Stock Option Committee held one meeting in 2001. The Compensation Committee, whose members are Messrs. Allen, Popeo and Del Rossi, met one time during 2001. The Audit Committee, whose members are Messrs. Popeo, Del Rossi and Sibcy, met four times during 2001. Each of the members of the Audit Committee is independent, within the meaning of the listing standards for the American Stock Exchange. During the year ended December 31, 2001, there were five meetings of the Board of Directors. All of the directors attended, in person or by telephone, at least 75% of the meetings of the Board of Directors and of the committees of the Board of Directors on which he served. The directors regularly consult with management and are kept informed of business developments and financial results as they occur.

Section 16(a) Beneficial Ownership Reporting Compliance

        Based solely on its review of copies of reports filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or written representations from persons required to file such reports ("Reporting Persons"), the Company believes that, except as set forth below, all such filings required to be made by such Reporting Persons were timely made in accordance with the requirements of the Exchange Act. Mr. DeWolfe filed an amended Form 4 in May, 2001, after the date specified therefor, to report a gift of shares.

BUSINESS EXPERIENCE OF NOMINEES AND EXECUTIVE OFFICERS

        Following is a list of names, ages and positions with the Company of all nominees for election as directors and all executive officers of the Company.

Name	Age	Position
Richard B. DeWolfe	58	Chief Executive Officer and Treasurer, Chairman of the Board of Directors, and Nominee
A. Clinton Allen	58	Director, Vice Chairman of the Board of Directors, and Nominee
R. Robert Popeo	63	Director and Nominee
Paul R. Del Rossi	59	Director and Nominee
Robert N. Sibcy	58	Director and Nominee
Paul J. Harrington	49	President, Chief Operating Officer, and Clerk
James A. Marcotte	45	Senior Vice President and Chief Financial Officer
Patricia A. Griffin	56	Senior Vice President; President of DeWolfe Relocation Services, Inc.
Richard J. Loughlin, Jr.	55	President of The DeWolfe Company, Inc.
Charles A. Ferraro	48	Vice President; President of DeWolfe Mortgage Services, Inc.
Richard A. Pucci	46	Vice President; President of The DeWolfe Insurance Agency, Inc.
John R. Penrose	40	Vice President; President of DeWolfe.com, Inc.

        All Directors hold office until the next annual meeting of stockholders or until their successors are elected. Except as noted below, no officer holds his office for a fixed term and the Board of Directors may terminate any officer's term of office. Except as noted below, each officer and director described below has been employed at his or her present place of employment for more than five years.

        Richard B. DeWolfe is the Company's Chief Executive Officer and Treasurer, and the Chairman of the Board of Directors of the Company. He also serves as Chairman of the Board of Trustees of Boston University, Chairman and Director of RELO/Reliance Relocation, Inc. Mr. DeWolfe is a director of the Boston Foundation, the National Conference for Community and Justice, and the Boston Police Foundation.

        A. Clinton Allen has been Vice Chairman and a Director of the Company since 1991. Mr. Allen is Chairman and Chief Executive Officer of A.C. Allen & Company, Inc., an investment banking consulting firm located in Cambridge, Massachusetts. He is a director of Swiss Army Brands, Inc., Steinway Musical Instruments, Inc., Collectors Universe, Inc., and Psychemedics Corporation.

        R. Robert Popeo has been a Director of the Company since 1992. Mr. Popeo is a member of the law firm of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., of Boston, Massachusetts, and currently serves as its Chairman. He is a director of John Hancock Financial Services, Inc., the National Conference for Community and Justice, the Massachusetts Mental Health Research Institute and the Massachusetts

Business Roundtable. He also serves on the Board of Overseers for Northeastern University and Boston College Law School and is a Trustee of the Newton Country Day School and Boston College.

        Paul R. Del Rossi has been a Director of the Company since 1992. Mr. Del Rossi has been Chairman and Chief Executive Officer of General Cinema International, Inc. since 1998. Prior to that he served as President and Chief Executive Officer of General Cinema Theatres, Inc. He is a director of Charlotte Russe Holding, Inc. and the Massachusetts Chapter of the Cystic Fibrosis Foundation.

        Robert N. Sibcy has been a Director of the Company since May, 2000. Mr. Sibcy is President of Sibcy Cline Realtors, Inc., a residential real estate brokerage firm located in Cincinnati, Ohio. He is a director of the Realty Alliance, the Armrel Byrnes Company, the Myers Y. Cooper Company, and RELO/Reliance Relocation, Inc., where he also serves as Treasurer. Mr. Sibcy serves on the Finance Committee of the Greater Cincinnati Foundation, and on the Strategic Planning Committee of Tri-Health. He is a past President of the Cincinnati Zoo and Botanical Garden.

        Paul J. Harrington has served as President of the Company since May, 2000. He has served as Chief Operating Officer of the Company since August, 1997. From August, 1997 until November, 2000, Mr. Harrington also served as President of The DeWolfe Company, Inc., the Company's real estate sales subsidiary. Mr. Harrington served as an Executive Vice President of the Company from March, 1995 until his appointment as President in 2000. From 1992 until August, 1997 he served as President of DeWolfe Mortgage Services, Inc. He has also served as Clerk of the Company since 1992.

        James A. Marcotte was appointed the Company's Chief Financial Officer and Senior Vice President effective in June, 1996. From 1992 until 1996, Mr. Marcotte served as Senior Vice President and Chief Financial Officer of First NH Mortgage Corporation. Prior to 1992 he was employed by the Federal Deposit Insurance Corporation.

        Patricia A. Griffin is a Senior Vice President of the Company and President of DeWolfe Relocation Services, Inc. Ms. Griffin is Mr. DeWolfe's sister.

        Richard J. Loughlin, Jr. was appointed President of The DeWolfe Company, Inc., the Company's real estate brokerage subsidiary, in November, 2000. Prior to that he served as Executive Vice President of the DeWolfe Company, Inc. since October, 1999 and Senior Vice President of Operations of the DeWolfe Company, Inc. since August, 1997. Mr. Loughlin has held various management positions with The DeWolfe Company, Inc. since 1989. Prior to that time, he was the owner of Fred T. Boyd Associates, Inc., a real estate company in Concord, Massachusetts.

        Charles A. Ferraro has been a Vice President of the Company and President of DeWolfe Mortgage Services, Inc. since December, 2001. Prior to joining the Company, Mr. Ferraro served as the owner and Chief Executive Officer of Carlisle Management Associates, a strategic planning and consulting firm located in Carlisle, Massachusetts, since 1994. He also worked as a Director of Housing Services for the Neighborhood of Affordable Housing located in East Boston, Massachusetts from August, 2000 to November, 2001.

        Richard A. Pucci joined the Company on May 18, 1998 as a Vice President of the Company, and as President of The DeWolfe Insurance Agency, Inc. in connection with the Company's acquisition of the personal lines insurance business of Curtin Insurance Agency, Inc., on such date. Mr. Pucci was formerly the President of Curtin Insurance Agency, Inc.

        John R. Penrose joined the Company in July, 2000 as President of DeWolfe.com, Inc., the Company's e-commerce subsidiary. From November, 1999 until joining the Company, Mr. Penrose served as Vice President of Gen3 Partners, an internet consulting firm. From 1995 until 1999, Mr. Penrose was employed by Deloitte Consulting, most recently as Senior Manager. Previous to that, Mr. Penrose served as a Vice President at Citibank.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company has made loans to Mr. DeWolfe and his spouse on various dates, including: a loan of $186,000 to Mr. DeWolfe in 1998 to exercise a stock option granted to him in 1993; loans in the amounts of approximately $415,000 to Mr. DeWolfe and $24,050 to Mr. DeWolfe's spouse in 1999 to exercise stock options granted to them in 1994; a loan in the amount of $16,520 to Mr. DeWolfe's spouse in 2000 to exercise a stock option granted to her in 1995; and loans in the amounts of $299,000 to Mr. DeWolfe and approximately $41,000 to Mr. DeWolfe's spouse in 2002 to exercise stock options granted to them in 1997. In March 2002, Mr. DeWolfe's spouse paid all of the principal and accrued unpaid interest due under the 1999 and 2000 loans. The remaining loans are due on April 27, 2002, February 10, 2003, and February 10, 2004, respectively, and bear interest at prime plus one-quarter percent and are secured by the shares acquired upon such exercises. The amounts of principal and accrued unpaid interest due under the remaining loans to Mr. DeWolfe and his spouse were approximately $906,000 and $41,000, respectively, at March 22, 2002.

        As of December 31, 2001 the Company had outstanding indebtedness of $144,000 to a lender which has been personally guaranteed by Mr. DeWolfe.

        The Company has a note receivable in the amount of $28,363 from Amherst Street Realty Trust, an entity controlled by Mr. DeWolfe. The Note is non-interest bearing and is secured by a mortgage on the property.

        Canton Avenue Realty Trust, an entity controlled by Mr. DeWolfe, leases office space to the Company in Milton, Massachusetts. Such space consists of 3,750 square feet and is used for the Company's Milton sales center. The Company made rent payments of $62,775 to such entity in 2001.

        504 Main Street Realty Trust, an entity controlled by Mr. DeWolfe, leases office space to the Company in Medfield, Massachusetts. Such space consists of 3,400 square feet and is used for the Company's Medfield sales center. The lease commenced in February 2002, and the monthly rent is $5,100.

        On April 27, 1998, February 10, 1999, March 7, 2001, and February 10, 2002, the Company made loans to Mr. Harrington in payment of the exercise prices of stock options granted to him in 1993, 1994, 1996, and 1997, respectively. The principal amounts of the loans were $84,500, $120,250, $95,000, and $108,000, respectively, and are repayable on April 27, 2002, February 10, 2003, March 7, 2003, and February 10, 2004, respectively, and bear interest at prime plus one-quarter percent. The aggregate amount of principal and accrued unpaid interest under such loans to Mr. Harrington was approximately $411,335 at February 28, 2002. Each loan is secured by the shares of Common Stock acquired upon exercise.

        C & E Realty Trust, an entity controlled by Mr. Loughlin, leases office space to the Company in Concord, Massachusetts. Such space consists of 3,500 square feet and is used for the Company's Concord sales center. The Company made rent payments of $110,001 to such entity in 2001.

        The Company believes, based upon its experience in the real estate industry, that its current leases of office space from affiliated parties are on terms no less favorable than those which could be obtained from unaffiliated parties.

REPORT OF THE AUDIT COMMITTEE

        The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

        On May 16, 2000, the Board of Directors adopted a charter for the Committee. The complete text of the charter, which reflects standards set forth in SEC regulations and American Stock Exchange rules, is included with the 2000 proxy statement of the Company. As set forth in more detail in the charter, the Audit Committee's primary responsibilities fall into three broad categories:

  first, the Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company's management, including discussions with management and the Company's auditors about draft financial statements and key accounting and reporting matters;

  second, the Committee is responsible for matters concerning the relationship between the Company and its auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1); and

  third, the Committee oversees management's implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests.

        The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter. In overseeing the preparation of the Company's financial statements for the year ended December 31, 2001, the Committee met with both management and the Company's auditors to review and discuss the financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that such financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the auditors. The Committee's review included discussion with the auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees). With respect to the Company's auditors, the Committee, among other things, discussed with Ernst & Young LLP matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has considered whether the provision of non-audit services by Ernst & Young LLP is compatible with maintaining auditor independence. On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

        Members of the Audit Committee:

  R. Robert Popeo

  Paul R. Del Rossi

  Robert N. Sibcy

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

        The following table shows, for the fiscal years ended December 31, 2001, 2000, and 1999, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for such year, to the Company's Chairman and Chief Executive Officer and to each of the four highest paid executive officers of the Company other than the Chief Executive Officer (collectively the "named executive officers").

SUMMARY COMPENSATION TABLE

						Long-Term Compensation Awards
	Annual Compensation
Name and Principal Position
	Year	Salary($)	Bonus($)	Other Annual Compensation ($)		Securities Underlying Options (#)	All Other Compensation ($)
Richard B. DeWolfe	2001	518,942	333,750	10,986	(1)	100,000	13,525	(2)
Chairman & Chief Executive Officer	2000	464,231	470,756	29,866	(3)	100,000	12,640	(4)
	1999	424,539	281,000	16,849	(5)	100,000	11,532	(6)
Paul J. Harrington	2001	349,231	223,000	12,000	(1)	50,000	2,550	(7)
President & Chief Operating Officer	2000	309,423	200,500	12,000	(1)	50,000	2,550	(7)
	1999	279,538	142,000	12,000	(1)	50,000	2,400	(7)
James A. Marcotte	2001	239,519	81,800	6,000	(1)	30,000	2,550	(7)
Senior Vice President &	2000	214,615	74,100	9,234	(8)	30,000	2,550	(7)
Chief Financial Officer	1999	194,692	46,000	4,800	(1)	30,000	2,400	(7)
Richard Loughlin, Jr.	2001	236,577	96,055	0		15,000	2,550	(7)
President of The DeWolfe	2000	198,000	56,407	0		10,000	2,550	(7)
Company, Inc.	1999	181,058	90,800	1,534	(9)	6,000	2,400	(7)
Patricia A. Griffin	2001	209,712	52,600	6,000	(1)	10,000	2,550	(7)
President of Corporate	2000	194,712	53,100	7,231	(10)	10,000	2,550	(7)
& Relocation Services	1999	179,769	43,350	3,316	(9)	5,000	2,400	(7)

(1)
Represents amount paid as an expense allowance and/or reimbursement to the named executive officer.

(2)
Includes $10,975, representing the value of the benefit to Mr. DeWolfe of the remainder of premiums paid by the Company on his behalf pursuant to the Company's "split dollar" insurance program, and $2,550 of the Company contributions for the benefit of Mr. DeWolfe under the Company's 401(k) retirement plan.

(3)
Includes $19,125 of commissions and $10,741 of expense allowances.

(4)
Includes $10,090, representing the value of the benefit to Mr. DeWolfe of the remainder of premiums paid by the Company on his behalf pursuant to the Company's "split dollar" insurance program, and $2,550 of the Company contributions for the benefit of Mr. DeWolfe under the Company's 401(k) retirement plan.

(5)
Includes $8,514 of commissions and $8,335 of expense allowances.

(6)
Includes $9,132, representing the value of the benefit to Mr. DeWolfe of the remainder of premiums paid by the Company on his behalf pursuant to the Company's "split dollar" insurance program, and $2,400 of the Company contributions for the benefit of Mr. DeWolfe under the Company's 401(k) retirement plan.

(7)
Represents the Company's contribution for the benefit of the named executive officer under the Company's 401(k) retirement plan.

(8)
Includes $3,257 of commissions and $5,977 of expense allowances.

(9)
Represents commissions paid on transactions in which the named executive served as a broker.

(10)
Includes $1,346 of commissions and $5,885 of expense allowances.

Stock Option Grants Table

        The following table contains information concerning the grant of stock options to the named executive officers during the Company's fiscal year ended December 31, 2001:

OPTION GRANTS IN LAST FISCAL YEAR

			% of Total Options Granted to Employees in Fiscal Year				Potential Realizable Value of Assumed Annual Rate of Stock Appreciation for Option Term
				Exercise or Base Price ($/sh)(1)
NAME	Options Granted (#)					Expiration Date
							0%	5% ($)	10% ($)
Richard B. DeWolfe	12,626	(2)	2.7	8.71	(3)	2-06	0	17,676	51,135
	87,374	(2)	18.5	7.92	(4)	2-06	0	191,349	422,890
Paul J. Harrington	50,000	(5)	10.6	7.92	(4)	2-06	0	109,500	242,000
James A. Marcotte	30,000	(5)	6.4	7.92	(4)	2-06	0	65,700	145,200
Richard Loughlin, Jr.	15,000	(5)	3.2	7.92	(4)	2-06	0	32,850	72,600
Patricia A. Griffin	10,000	(5)	2.1	7.92	(4)	2-06	0	21,900	48,400

(1)
The exercise price and the withholding obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions.

(2)
These options were granted under the Company's 1998 Stock Option Plan and have a term of 5 years. On a combined basis, they become exercisable with respect to 25% of the shares covered thereby twelve months after the date of grant and will become exercisable with respect to an additional 25% of the shares covered thereby on each of the three successive anniversary dates thereafter. Under the terms of the 1998 Stock Option Plan, the Stock Option Committee may, in its discretion, accelerate the date on which any option granted thereunder becomes exercisable in full; upon a change in control of the Company, the options automatically become exercisable in full.

(3)
Represents 110% of the market value on the date of grant.

(4)
Represents the market value on the date of grant.

(5)
These options were granted under the Company's 1998 Stock Option Plan and have a term of 5 years. They become exercisable with respect to 25% of the shares covered thereby twelve months after the date of grant and will become exercisable with respect to an additional 25% of the shares covered thereby on each of the three successive anniversary dates thereafter. Under the terms of the 1998 Stock Option Plan the Stock Option Committee may, in its discretion, accelerate the date on which any option granted thereunder becomes exercisable in full; upon a change in control of the Company, the options automatically become exercisable in full.

Year-End Option Values

        The following table sets forth information with respect to each of the named executive officers concerning each exercise of stock options during the fiscal year and the number and value of unexercised options held as of December 31, 2001.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

			Number of unexercised options at fiscal year-end(#)		Value of unexercised in-the-money options at fiscal year-end ($)(2)
Name	Shares Acquired on Exercise	Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Richard B. DeWolfe	0	0	350,000	250,000	$1,636,250	$870,924
Paul J. Harrington	20,000	$62,000	80,000	120,000	$363,525	$429,775
James A. Marcotte	6,000	$8,520	48,750	73,750	$219,150	$266,475
Richard Loughlin, Jr.	500	$1,562	16,750	26,750	$80,804	$92,415
Patricia A. Griffin	3,000	$9,300	22,500	22,500	$111,200	$81,550

(1)
Value represents the difference between the closing price of the Common Stock on the date of exercise and the exercise price, multiplied by the number of shares acquired on exercise.

(2)
Represents the fair market value of the Company's Common Stock on December 31, 2001 ($10.95 per share based on the closing price on the American Stock Exchange) minus the exercise price per share, of the in-the-money options, multiplied by the number of shares subject to each option.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

        Effective May 21, 1992, Mr. DeWolfe entered into an employment contract with the Company which is generally terminable with 90 days prior written notice. Pursuant to the terms of this contract, Mr. DeWolfe serves as Chief Executive Officer of the Company at a salary to be determined annually by the Board. In addition, the contract includes provisions providing Mr. DeWolfe with severance payments at the rate of his then current salary for two years following the termination of his employment without cause and restricting Mr. DeWolfe's right to compete with the Company for one year following the termination of his employment for any reason. The Company owns a $5 million "key man" life insurance policy on Mr. DeWolfe.

        Effective May 21, 1992, Mr. Harrington entered into an employment contract with the Company which is generally terminable with 90 days prior written notice. Pursuant to the terms of this contract, Mr. Harrington serves as President of the Company at a salary to be determined annually by the Board of Directors. In addition, the contract includes provisions providing Mr. Harrington with severance payments at the rate of his then current salary for one year following the termination of his employment without cause and restricting Mr. Harrington's right to compete with the Company for one year following the termination of his employment for any reason.

        Effective June 27, 1996, Mr. Marcotte entered into an employment contract with the Company which is generally terminable with 90 days prior written notice. Pursuant to the terms of this contract, Mr. Marcotte serves as Senior Vice President and Chief Financial Officer of the Company at a salary to be determined annually by the Board of Directors. In addition, the contract includes provisions providing Mr. Marcotte with severance payments at the rate of his then current salary for one year following the termination of his employment without cause and restricting Mr. Marcotte's right to solicit employees or associates of the Company for two years following the termination of his employment for any reason.

        Effective February 20, 1998, Mr. Loughlin entered into an employment contract with The DeWolfe Company, Inc. which is generally terminable with 30 days prior written notice. Pursuant to the terms of this contract, Mr. Loughlin serves as President of The DeWolfe Company at an annual base salary to be determined by the Company plus bonus compensation determined under a formula, based on the Company's performance. In addition, the contract includes provisions restricting Mr. Loughlin's right to solicit employees or associates of the Company for one year following the termination of his employment for any reason.

        Effective May 21, 1992, Ms. Griffin entered into an employment contract with the Company which is generally terminable with 90 days prior written notice. Pursuant to the terms of this contract, Ms. Griffin serves as Senior Vice President of the Company at a salary to be determined annually by the Board of Directors. In addition, the contract includes provisions providing Ms. Griffin with severance payments at the rate of her then current salary for one year following the termination of her employment without cause and restricting Ms. Griffin's right to compete with the Company for one year following the termination of her employment for any reason.

Additional Information with respect to Compensation Committee Interlocks and Insider Participation on Compensation Decisions

        During fiscal year 2001 Richard B. DeWolfe, the Company's Chairman and Chief Executive Officer, made recommendations to the Compensation Committee of the Board of Directors regarding executive officer compensation.

Report of the Compensation Committee and Stock Option Committee on Executive Compensation

        The following Report of the Compensation Committee and the Stock Option Committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graph by reference therein.

        The Company's executive compensation program is designed to attract, retain and reward executives who are responsible for leading the company in achieving its business objectives. This report is submitted by the Compensation Committee of the Board of Directors and addresses the compensation policies for fiscal 2001 as they affected Mr. DeWolfe, in his capacity as Chief Executive Officer of the Company, and the other executive officers of the Company.

        Compensation Philosophy

        The Company's executive compensation philosophy is based on the belief that competitive compensation is essential to attract, motivate and retain highly qualified and industrious employees. The Company's policy is to provide total compensation that is competitive for comparable work and comparable corporate performance. The compensation program is also designed to link the interests of the Company's executives to the interests of the Company's shareholders.

        At present, the executive compensation program is comprised of salary, cash incentive opportunities, long-term incentive opportunities in the form of stock options, and benefits typically offered to executives by major corporations. As an executive's level of responsibility increases, the greater the mix of compensation shifts to incentive-based compensation and compensation based on increases in the value of the Common Stock through stock-based awards.

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive officer and its four other most highly compensated executive officers (the "named executive officers"). Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. It is not anticipated that any of the named executive officers will receive compensation for 2001, or for future years that can now be predicted, which would not be deductible for tax purposes.

        Compensation Elements

            Base Salary

        Salary ranges are assigned to each position based on a comparison of DeWolfe positions with similar positions in companies of similar size in the Company's industry, with range midpoints established at the average of the marketplace. Actual salaries within the appropriate range depend upon individual performance, experience and internal equity and are reviewed and may be adjusted annually by the Company. Increases in the base salaries paid to executive officers in 2001 were made in the discretion of the Compensation Committee based on the foregoing criteria.

            Incentive Compensation

        Cash bonuses paid to executive officers are determined by the Board of Directors based on subjective criteria and on the financial performance of the Company and are paid at various times during the year. The bonuses paid to executive officers in 2001 were based on both performance in 2000, as well as on year-to-date performance in 2001.

            Stock Options

        Under the Company's 1998 Stock Option Plan for executive officers and other employees and consultants, the Stock Option Committee of the Board of Directors is authorized to grant options with terms of up to ten years. The options generally become exercisable with respect to 25% of the shares covered thereby on the first anniversary of the date of grant and with respect to an additional 25% on each of the next three anniversary dates thereafter. In granting the stock options to executives, the Stock Option Committee of the Board of Directors takes into account the practices of other companies of comparable size as well as the executive's level of responsibility and individual and corporate performance during the prior year. In 2001, the Stock Option Committee granted to Messrs. Harrington, Marcotte and Loughlin and to Ms. Griffin options to purchase an aggregate of 105,000 shares.

        Compensation to the Chief Executive Officer

        The compensation of Richard B. DeWolfe, Chairman of the Board and Chief Executive Officer, takes into account the fact that Mr. DeWolfe is the founder and has been the principal executive officer of the Company since its inception. Mr. DeWolfe is responsible, to a greater degree than principal executive officers of many companies of similar size, for the success of the Company and the resulting value of its stock price. Accordingly, a substantial portion of his total compensation package consists of bonus compensation and stock options. Mr. DeWolfe's salary for 2001 was based upon a number of 2000 factors, including revenue growth, expansion, and pre-tax earnings. These factors were given approximately equal weight in the consideration of Mr. DeWolfe's 2001 compensation. As a result, the Company increased Mr. DeWolfe's base salary in 2001 by 12% and paid Mr. DeWolfe a year-end bonus of $255,750. In 2001, the Stock Option Committee granted to Mr. DeWolfe options to acquire 100,000 shares.

Members of the Compensation Committee:	Members of the Stock Option Committee:
Paul R. Del Rossi	Paul R. Del Rossi
A. Clinton Allen	R. Robert Popeo
R. Robert Popeo

Compensation of Directors

        The Company's outside (non-employee) directors each receive cash compensation in the amount of $24,000 annually (provided that they attend a minimum of 4 meetings) in consideration for serving on the Board of Directors. In addition, directors receive cash compensation of $500 for non-scheduled Board meetings and $300 for non-scheduled telephone conference calls. Committee Chairmen receive $1,000 annually and members of each committee receive $500 for committee meetings attended and $300 for participation in committee meeting conference calls. Also, Mr. Allen receives compensation at a rate of $8,500 per month in exchange for consulting services rendered to the Company relating to investor relations and mergers and acquisitions. Each of the Company's non-employee directors is eligible to participate in the Company's 1998 Stock Option Plan.

        Under the 1998 Stock Option Plan, directors are eligible to receive stock options at the discretion of the Board of Directors, on such dates, in such amounts and at such times, as the Board of Directors may determine.

THE DEWOLFE COMPANIES, INC.
STOCK PRICE PERFORMANCE GRAPH(1)
COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG THE DEWOLFE COMPANIES, INC.,
AMEX MARKET INDEX AND S&P RETAIL COMPOSITE INDEX

         EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

$ Dollars

	1996	1997	1998	1999	2000	2001
THE DEWOLFE COMPANIES, INC.	100.00	119.05	148.27	134.34	171.63	227.57
S&P RETAIL COMPOSITE(2)	100.00	125.73	128.36	109.63	112.30	140.83
AMEX MARKET INDEX(3)	100.00	120.33	118.69	147.98	146.16	139.43

ASSUMES $100 INVESTED ON JAN. 1 1996
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2000

	1996	1997	1998	1999	2000	2001
THE DEWOLFE COMPANIES, INC.	100.00	119.05	148.27	134.34	171.63	227.57
S&P RETAIL COMPOSITE INDEX(2)	100.00	125.73	128.36	109.63	112.30	140.83
AMEX MARKET INDEX(3)	100.00	120.33	118.69	147.98	146.16	139.43

(1)
The above graph assumes a $100 investment on December 31, 1996, through the five-year period ended December 31, 2001 in the Company's Common Stock, the AMEX Market Value Index, and the S&P Retail Composite Index. The prices assume the reinvestment of dividends.

(2)
The S&P Retail Composite Index is a capitalization weighted index of all of the stocks in the Standard & Poor's 500 that are involved in the industrial sectors of the retail industry.

(3)
The AMEX Market Value Index includes companies whose shares are traded on the American Stock Exchange.

PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS OF MANAGEMENT

        The following shows as of March 11, 2002 the number of shares of the Company's Common Stock owned by each director and nominee for director, each named executive officer, all executive officers and directors as a group, and by each person known by the Company to own more than 5% of the Company's outstanding Common Stock.

Name(1)	Amount and Nature of Beneficial Ownership(2)		Percentage Owned(2)
Richard B. DeWolfe The DeWolfe Companies, Inc. 80 Hayden Avenue Lexington, Massachusetts 02421	2,198,833	(3)	54.7
Robert N. Sibcy 8044 Montgomery Road Cincinnati, Ohio 45236	521,000	(5)	14.4
A. Clinton Allen A.C. Allen & Company, Inc. 1280 Massachusetts Avenue Cambridge, Massachusetts 02138	301,512	(4)	7.8
Paul J. Harrington The DeWolfe Companies, Inc. 80 Hayden Avenue Lexington, Massachusetts 02421	200,451	(5)	5.4
Patricia A. Griffin	128,450	(5)	3.5
R. Robert Popeo	72,000	(5)	2.0
Paul R. Del Rossi	72,000	(5)	2.0
James A. Marcotte	84,146	(5)	2.3
Richard Loughlin, Jr.	35,389	(5)	1.0
All executive officers and directors as a group (12 persons)	3,624,657	(6)	77.7

*
Denotes ownership of less than 1%.

(1)
Except as specified otherwise, each person has sole voting and dispositive power with respect to the indicated shares of Common Stock.

(2)
Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the number of shares owned by, and percentage ownership of, such individual or group, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(3)
Includes 113,240 shares of Common Stock held by Mr. DeWolfe's spouse and options to acquire 12,000 shares of Common Stock beneficially owned by his spouse, beneficial ownership of which shares is disclaimed by Mr. DeWolfe. Includes 400,000 shares of Common Stock which Mr. DeWolfe has a right to acquire within 60 days pursuant to the exercise of options.

(4)
Includes (i) 7,380 shares of Common Stock owned by Mr. Allen's spouse, beneficial ownership of which shares is disclaimed by Mr. Allen; and (ii) 262,000 shares of Common Stock which Mr. Allen has a right to acquire within 60 days pursuant to the exercise of options.

(5)
Includes the following number of shares of Common Stock which the individual has a right to acquire within 60 days pursuant to the exercise of options: Mr. Sibcy: 15,000 shares; Mr. Harrington: 105,000 shares; Ms. Griffin: 21,250 shares; Messrs. Popeo and Del Rossi: 72,000 shares each; Mr. Marcotte: 70,000 shares; and Mr. Loughlin: 18,250 shares.

(6)
Includes 1,056,750 shares of Common Stock which executive officers and directors had a right to acquire within 60 days pursuant to the exercise of options. Includes shares and options held by the spouses of certain executive officers, or directors, beneficial ownership of which is disclaimed by the applicable officer or director.

AMENDMENT OF THE RESTATED ARTICLES OF ORGANIZATION

        The Restated Articles of Organization of the Company (the "Charter") currently authorize the issuance of 10,000,000 shares of Common Stock, $.01 par value per share, and 3,000,000 shares of Preferred Stock, $1.00 par value per share. On February 26, 2002, the Board of Directors voted to propose and recommend approval of an amendment to the Company's Restated Articles of Organization (the "Charter Amendment") to increase the number of authorized shares of Common Stock from 10,000,000 shares to 50,000,000 shares.

        As of March 22, 2002, there were a total of 5,918,803 shares of Common Stock issued and outstanding or reserved for issuance (including shares subject to outstanding options or reserved for the future grant of options). This total number of shares includes all of the shares of Common Stock that were reserved for issuance under the Company various stock option plans.

        On February 26, 2002, the Board of Directors also approved a 3 for 2 stock split in the form of a stock dividend which was distributed on March 28, 2002 to holders of record on March 12, 2002. (Stockholders are not being asked to vote on the stock split.) As adjusted for the stock split, the total number of shares issued and outstanding, or reserved for issuance on March 22, 2002 would have been approximately 8,879,000 shares.

        The Charter Amendment would increase the number of shares of the existing class of Common Stock available for issuance by the Company, but would have no effect upon the terms of the Common Stock or the rights of holders of such Common Stock. Holders of Common Stock are entitled to one vote for each share held and have no preemptive or other rights to subscribe for additional shares from the Company. There are no cumulative voting rights, with the result that holders of more than 50% of the shares of Common Stock are able to elect all of the Company's directors to be elected at any annual meeting of stockholders or special meeting in lieu thereof.

        The Board of Directors believes that the proposed increase in the number of authorized shares of Common Stock is in the best interests of the Company and its stockholders. The proposed Charter Amendment is necessary in order to ensure that there is a sufficient number of authorized shares of

Common Stock available for future issuances, including future stock splits, stock dividends, financings, corporate mergers, acquisitions, use in employee compensation plans or other corporate purposes. The Board of Directors believes that the proposed increase in the number of authorized shares of Common Stock is desirable to enhance the Company's flexibility in connection with such possible future actions and would allow shares of Common Stock to be issued without the expense and delay of a special stockholders meeting.

        As of the date of this Proxy Statement, the Company has no agreements, commitments or plans with respect to the sale or issuance of additional shares of Common Stock, other than with respect to those shares of Common Stock reserved for issuance as noted above.

        If the Charter Amendment is approved, the additional shares of authorized Common Stock (as well as all currently authorized but unissued shares of Common Stock and shares of Treasury Stock held by the Company) would be available for issuance without further action by the stockholders, subject, however, to the requirements of the American Stock Exchange, or any other stock exchange on which the Company's securities may then be listed. If additional shares of Common Stock are issued as a result of the proposed increase in the number of shares of authorized Common Stock, this may have a dilutive effect on the voting power of existing holders of Common Stock and on earnings per share. In addition, the proposed increase in the number of shares of authorized Common Stock could have the effect of making a change in control of the Company more difficult.

        An affirmative vote by the holders of a majority of the issued and outstanding shares of Common Stock is required to adopt the Charter Amendment.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR AMENDMENT OF THE RESTATED ARTICLES OF ORGANIZATION.

AMENDMENT OF THE 1998 STOCK OPTION PLAN

        On February 13, 2002 the Board of Directors voted unanimously to amend the Company's 1998 Stock Option Plan (the "1998 Plan") subject to the ratification of such amendment by the stockholders of the Company at the Annual Meeting, to increase the number of shares of Common Stock of the Company on which options may be granted thereunder from 1,581,600, plus the 1,850 additional shares that automatically became available during the period February 14, 2001 to February 12, 2002 due to the cancellation of options under the Company's 1992 Stock Option Plan, by an additional 450,000 shares, so that the aggregate number of shares issuable thereunder would be 2,033,450 shares, plus any additional shares that might thereafter become available due to the cancellation of any option granted under the Company's 1992 Stock Option Plan or its 1992 Non-Employee Director Stock Option Plan. A copy of the 1998 Plan, as amended, is included with this proxy statement as Exhibit A.

        The 1998 Plan is intended to benefit the Company and its subsidiaries through offering certain present and future key employees, directors and consultants (including sales associates) a favorable opportunity to become holders of stock in the Company over a period of years, thereby giving them a permanent stake in the growth and prosperity of the Company and encouraging the continuance of their services with the Company and/or its subsidiaries. The 1998 Plan, as amended, provides as follows:

Administration

        The 1998 Plan is administered by the Stock Option Committee of the Board of Directors, and, with respect to options to be granted to members of such Committee, by the full Board of Directors. Option grants under the 1998 Plan may be made to employees and consultants (including sales associates) of the Company or any subsidiary, and to members of the Company's Board of Directors, whether or not they are employees. Options granted under the 1998 Plan are designated as either "non-qualified stock options" or "incentive stock options" under the Internal Revenue Code of 1986. Each option is for a term of not more than ten years from the date of grant, and becomes exercisable in such installments as may be determined by the Stock Option Committee. The maximum number of options that may be granted in a single fiscal year to an individual is 300,000.

        The Stock Option Committee has the discretion to specify the extent to which options expire in the event of voluntary or involuntary termination of employment or in the event of violation of any duty not to compete or not to disclose confidential Company information. The Stock Option Committee also has the discretion to make stock options transferable (for example, to family members). Under the 1998 Plan, upon a change of control of the Company, options automatically become immediately exercisable, and remain exercisable throughout their entire term.

        The exercise price of stock options granted under the 1998 Plan is determined by the Stock Option Committee, but it may not be less than the fair market value of the stock on the date the option is granted, which is defined as the average of the high and low sales prices of the Company's Common Stock on the American Stock Exchange on the trading day immediately preceding the date the option is granted, unless the Stock Option Committee otherwise determines. An incentive stock option granted to a person who owns more than 10% of the Company's outstanding stock must have an exercise price of not less than 110% of fair market value. The full exercise price must be paid at the time of exercise either in cash, by tendering previously acquired shares, or by a combination of the above. The Stock Option Committee may also allow cashless exercises. In connection with the exercise of options, the Stock Option Committee may make loans to optionees in its discretion, subject to certain terms and conditions not inconsistent with the 1998 Plan. Such loans shall bear interest rates, as determined by the Stock Option Committee, which may be below then current market rates or may be made without interest. No such loan may exceed the fair market value of the shares covered by the options, or portion thereof, exercised by the optionee. No loan shall have an initial term exceeding two years, but such loans may be renewable at the discretion of the Stock Option Committee. Such loans shall be secured by a pledge of shares of the optionee having a fair market value of at least equal to 125% of the principal amount of the loan.

        Options granted under the 1998 Plan expire at such time as the Stock Option Committee determines from time to time, but not later than the tenth anniversary of the date of grant unless otherwise designated by the Stock Option Committee at the time of the grant. Options granted under the 1998 Plan are exercisable at such times and be subject to such restrictions and conditions as the Stock Option Committee may approve, which need not be the same for each grant or for each participant. The Stock Option Committee may impose such restrictions on shares acquired upon the exercise of an option as it deems advisable.

        The Board of Directors of the Company may further amend or terminate the 1998 Plan in whole or in part at any time, subject to any requirement of stockholder approval imposed by any applicable law, rule or regulation. No amendment, modification or termination of the 1998 Plan shall adversely affect in any material way any option previously granted under the plan, without the written consent of the holder of the option.

Federal Income Tax Consequences

        The grant of an option has no immediate tax consequences to the optionee or the Company. The exercise of a non-qualified stock option requires an optionee to include in income, as compensation, the amount by which the fair market value of the acquired shares on the exercise date exceeds the option price. Upon a subsequent sale or taxable exchange of shares acquired upon exercise of a non-qualified stock option, an optionee will recognizes long- or short-term capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of such shares. The Company is entitled (provided applicable withholding requirements are met) to a deduction at the same time and in the same amount as the optionee is in receipt of income in connection with the exercise of a non-qualified stock option.

        If the optionee exercises an incentive stock option and does not dispose of the acquired shares within two years after the date of grant of the option or within one year after the date of the transfer of such shares to him (a "disqualifying disposition"), the optionee realizes no compensation income and any gain or loss that the optionee realizes on a subsequent disposition of such shares is treated as long-term capital gain or loss. For purposes of computing the alternative minimum tax, however, the option generally will be treated as if it were a non-qualified stock option. If an optionee makes a disqualifying disposition, the optionee will be required to include in income, as compensation, the lesser of (i) the difference between the option price and the fair market value of the acquired shares on the exercise date or (ii) the amount of gain realized on such disposition. In addition, depending on the amount received as a result of such disposition, the optionee may realize long-tem or short-term capital gain or loss. The Company will be entitled to a deduction at the same time and in the same amount as the optionee is in receipt of compensation income as a result of a disqualifying disposition. If there is no disqualifying disposition, no deduction will be available to the Company.

Options Granted under the 1998 Plan

        Since the 1998 Plan was amended in February, 2002 to increase the number of shares available thereunder, an aggregate of 506,100 options have been granted under the 1998 Plan to employees, directors and consultants (including sales associates) of the Company, subject to shareholder approval of the 1998 Plan, as amended, including options to acquire 100,000 shares granted to Mr. DeWolfe, options to acquire 35,000 shares granted to Mr. Allen, options to acquire 10,000 shares granted to each of Messrs. Popeo, Del Rossi, and Sibcy, options to acquire 50,000 shares granted to Mr. Harrington, options to acquire 30,000 shares granted to Mr. Marcotte, options to acquire 20,000 shares granted to Mr. Loughlin, and options to acquire 10,000 shares granted to Ms. Griffin. Executive officers as a group were granted an aggregate of 224,000 of such options. Non-employee directors as a group were granted an aggregate of 65,000 of such options. The exercise price of 6,422 of the options granted to Mr. DeWolfe was $17.13 per share, representing 110% of the fair market value of a share of the Company's stock on the date of grant. The exercise price of the balance of 93,578 options granted to Mr. DeWolfe and of all of the other options granted to executive officers and directors was $15.57 per share, representing 100% of the fair market value of a share of the Company's stock on the date of grant. The options granted to the non-employee directors have a term of 10 years and were vested in full on the date of grant. All of the other options have terms of either 5 or 10 years and vest with respect to 25% of the shares covered thereby on each anniversary date of the date of grant. As of March 11, 2002, options to purchase 1,985,626 shares under the Plan were outstanding and 4,001 shares were reserved and available for additional grants under the Plan, subject to shareholder approval. Adjusted for the stock dividend distributed on March 28, 2002, these amounts would have been 2,978,439 and 6,001, respectively. The closing price of the Company's Common Stock on the American Stock Exchange on March 22, 2002 was $20.50 per share.

        The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is necessary to approve the amendment of the 1998 Plan. If stockholders do not approve the amendment, all options granted by the Company under the Plan on or after February 13, 2002 will be cancelled and void.

        THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE AMENDMENT OF THE 1998 PLAN WILL CONTINUE TO PROMOTE THE LONG-TERM FINANCIAL SUCCESS OF THE COMPANY BY AFFORDING AN ADDITIONAL OPPORTUNITY TO ALIGN THE INTERESTS OF EMPLOYEES, DIRECTORS AND CONSULTANTS (INCLUDING SALES ASSOCIATES) WITH THOSE OF STOCKHOLDERS.

        An affirmative vote by the holders of a majority of the shares represented and entitled to vote at the Annual Meeting is required to adopt the amendment to the 1998 Plan.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE AMENDMENT OF THE 1998 PLAN.

INDEPENDENT AUDITORS

        The Board of Directors has selected as auditors of the Company for the year ended December 31, 2002 the firm of Ernst & Young LLP and recommends ratification of such selection by the shareholders. For the year ended December 31, 2001, the Company's fees to Ernst & Young, LLP were as follows: Audit Fees: $146,500; Financial Information Systems Fees: $0; All Other Fees (including fees for services pertaining to registration statements, 401(k) retirement plan and tax preparation): $91,800.

        A member of the firm of Ernst & Young LLP is expected to be present at the Annual Meeting of Stockholders and will be available to respond to appropriate questions.

STOCKHOLDER PROPOSALS

        Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders must comply with Rule 14a-8 of the Securities and Exchange Commission issued under the Securities Exchange Act of 1934, and must be received at the principal executive offices of the Company not later than December 2, 2002.

OTHER MATTERS

        The Board of Directors knows of no other matters which may come before the Meeting. However, if any matter not now known is presented at the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote said proxy in accordance with their judgment on such matter.

        The Company will bear the cost of solicitation of proxies. Solicitations of proxies by mail may be followed by telephone or other personal solicitation of certain stockholders by officers or other employees of the Company.

                      By order of the Board of Directors,
                      PAUL J. HARRINGTON,
                       Clerk

April 5, 2002

Exhibit A

THE DEWOLFE COMPANIES, INC.
1998 STOCK OPTION PLAN, AS AMENDED
Article 1.
Establishment, Objectives, and Duration

        1.1 Establishment of the Plan. Effective February 10, 1998 (the "Effective Date"), THE DEWOLFE COMPANIES, INC., a Massachusetts corporation (hereinafter referred to as the "Company"), established an incentive compensation plan known as The DeWolfe Companies, Inc. 1998 Stock Option Plan (hereinafter referred to as the "Plan"), as set forth in this document.

        Subject to the provisions of Article 12 hereof, the Plan was amended on February 13, 2002. The Plan shall remain in effect as provided in Section 1.4 hereof.

        1.2 Prior Plans Superseded. The Plan replaced and superseded the Company's 1992 Stock Option Plan, as amended (the "1992 Plan"), and the Company's 1992 Non-Employee Director Stock Option Plan, as amended (the "Director Plan"), and as of the Effective Date, the 1992 Plan was terminated in accordance with the provisions of Section 13 of the 1992 Plan and the 1992 Director Plan was discontinued in accordance with the provisions of Section 10 of the Director Plan, provided, however, that all outstanding options under the 1992 Plan and the 1992 Director Plan shall remain in full force and effect in accordance with the 1992 Plan and the 1992 Director Plan, as the case may be, as in effect immediately prior to the Effective Date.

        1.3 Purpose of the Plan. The purpose of this Plan is to benefit the Company and its subsidiaries by enabling the Company to offer to certain present and future Employees, Directors, and consultants (including sales associates) stock based incentives in the Company, thereby giving them a stake in the growth and prosperity of the Company and encouraging the continuance of their services with the Company or subsidiaries.

        1.4 Duration of the Plan. The Plan commenced on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to further amend or terminate the Plan at any time pursuant to Article 9 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions.

Article 2.
Definitions

        Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

        "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

        "Board" or "Board of Directors" means the Board of Directors of the Company.

        "Change of Control" of the Company shall mean:

          (a) The Company is merged or consolidated or reorganized into or with another corporation or other legal person (an "Acquiror") and as a result of such merger, consolidation or reorganization less than 75% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by the stockholders of the Company, directly or indirectly, immediately prior to such merger, consolidation or reorganization, other than by the Acquiror or any corporation or other legal person controlling, controlled by or under common control with the Acquiror;

          (b) The Company sells all or substantially all of its business and/or assets to an Acquiror, of which less than 75% of the outstanding voting securities or other capital interests are owned in the aggregate by the stockholders of the Company, directly or indirectly, immediately prior to such sale, other than by any corporation or other legal person controlling, controlled by or under common control with the Acquiror; or

          (c) During any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director of the Company was approved by a vote of at least two-thirds of such directors of the Company then still in office who were directors of the Company at the beginning of any such period.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation thereto.

        "Committee" means the Committee as specified in Article 3 herein appointed by the Board to administer the Plan with respect to grants of Options.

        "Common Stock" means the common stock of the Company.

        "Company" means The DeWolfe Companies, Inc., a Massachusetts corporation, as well as any successor to such entity as provided in Article 11 herein.

        "Director" means any individual who is a member of the Board of Directors of the Company.

        "Disability" shall have the meaning ascribed to such term in the Participant's governing long-term disability plan. If no long term disability plan is in place with respect to a Participant, then with respect to that Participant, Disability shall mean: for the first 24 months of disability, that the Participant is unable to perform his or her job; thereafter, that the Participant is unable to perform any and every duty of any gainful occupation for which the Participant is reasonably suited by training, education or experience.

        "Effective Date" shall have the meaning ascribed to such term in Section 1.1 hereof.

        "Employee" means any employee of the Company or any Subsidiary.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

        "Fair Market Value" shall (i) for purposes of setting any Option Price, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, or unless the Committee otherwise determines, mean as of the date of grant of the Option, the average of the high and low sales prices of the Common Stock on the American Stock Exchange (as reported in The Wall Street Journal) on the trading date immediately preceding such date of grant; and (ii) for purposes of the valuation of any Shares delivered in payment of the Option Price upon the exercise of an Option, for purposes of the valuation of any Shares withheld to pay taxes due in connection with the exercise of an Option, mean the average of the high and low sales prices of the Common Stock on the American Stock Exchange (as reported in The Wall Street Journal) on the date of exercise (or if the date of exercise is not a trading day, on the trading day next preceding the date of exercise).

        "Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

        "Insider" shall mean an individual who is, on the relevant date, an officer, director or more than ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act and the regulations promulgated thereunder.

        "Named Executive Officer" means a Participant who is one of the group of covered employees as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

        "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

        "Option" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

        "Option Agreement" means a writing provided by the Company to each Participant setting forth the terms and provisions applicable to Options granted under this Plan. The Participant's acceptance of the terms of the Option Agreement shall be evidenced by the continued rendering by the Participant of services on behalf of the Company or its subsidiaries without written objection before any exercise of the Option. If the Participant objects in writing, the grant of the Option shall be revoked.

        "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

        "Participant" means an Employee, a Director or a consultant (including a sales associate) who has outstanding an Option granted under the Plan.

        "Performance-Based Exception" means the exception for performance-based compensation from the tax deductibility limitations of Code Section 162(m).

        "Retirement" means the Participant's termination of employment with the Company or its Subsidiaries on or after the date on which the Participant becomes eligible to receive normal or early retirement benefits under The DeWolfe Companies, Inc. 401(k) Retirement Plan, or such successor plan as may be implemented in the future. If the Participant is not a participant in the 401(k) Retirement Plan, then retirement may occur on or after the date the Participant has achieved the minimum age or combination of age and service with the Company and its Subsidiaries that would be required to receive an immediate annuity from the 401(k) Retirement Plan if he or she were a participant. Notwithstanding the foregoing, the Committee may, in its sole discretion, determine that a Participant has met the criteria for a Retirement termination from the Company.

        "Shares" means shares of Common Stock of the Company.

        "Subsidiary" means any corporation, partnership, joint venture, affiliate, or other entity in which the Company is the direct or indirect beneficial owner of not less than 20% of all issued and outstanding equity interests.

Article 3.
Administration

        3.1 The Committee. The Plan shall be administered by the Stock Option Committee of the Board, or by any other Committee appointed by the Board. If and to the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the full Board. Notwithstanding the foregoing, no option shall be granted to any member of the Committee unless such grant is approved by the unanimous vote of the Board (which may be by written consent), and with respect to any such Options to be granted to a member of the Committee, any reference to the Committee in this Plan shall instead refer to the full Board.

        3.2 Authority of the Committee. Except as limited by law or by the Restated Articles of Organization, as amended, or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees, Directors and consultants (including sales associates) who shall participate in the Plan; determine the sizes and types of Options; determine the terms and conditions of Options in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 9 herein) amend the terms and conditions of any outstanding Option to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate the authority granted to it herein.

        3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, consultants (including sales associates) Participants, and their estates and beneficiaries.

Article 4.
Shares Subject to the Plan and Maximum Number of Shares Subject to Options

        4.1 Shares Available for Options. Subject to adjustment as provided below in this Section 4.1 and in Section 4.3, as of the date hereof, Options to purchase an aggregate of 2,033,450 Shares may be granted under this Plan, which may be either authorized and unissued Shares or Shares held in or acquired for the treasury of the Company. Upon:

          (a) a cancellation, termination, expiration, forfeiture, or lapse for any reason of any Option under this Plan, under the 1992 Plan or under the Director Plan; or

          (b) payment of an Option Price and/or payment of any taxes arising upon exercise of an Option under this Plan, under the 1992 Plan or under the Director Plan with previously acquired Shares or by withholding Shares which otherwise would be acquired on exercise under this Plan, under the 1992 Plan or under the Director Plan, then the number of Shares underlying any such Option which were not issued as a result of any of the foregoing actions shall become available for the purposes of Options which may thereafter granted under this Plan.

        4.2 Individual Participant Limitations. Unless and until the Committee determines that an Option to a Named Executive Officer shall not be designed to comply with the Performance-Based Exception, and subject to adjustment as provided in Section 4.3 herein, the maximum aggregate number of Options that may be granted in any one fiscal year to a Participant shall be 300,000.

        4.3 Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available for Options, the number and class of and/or price of Shares subject to outstanding Options granted under the Plan and the number of Shares set forth in Sections 4.1 and 4.2, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number subject to any Option shall always be a whole number.

Article 5.
Eligibility and Participation

        5.1 Eligibility. Persons eligible to participate in this Plan include all officers and other employees of the Company and its Subsidiaries, Directors and consultants (including sales associates) to the Company and its Subsidiaries, as determined by the Committee.

        5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors and consultants (including sales associates), those to whom Options shall be granted and shall determine the terms, conditions and amount of each Option.

Article 6.
Granting of Stock Options

        6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to one or more Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. The Committee may grant Nonqualified Stock Options or Incentive Stock Options. The Committee shall have complete discretion in determining the number of Options granted to each Participant (subject to Article 4 herein).

        6.2 Option Agreement. Each Option grant shall be evidenced by an Option Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Option Agreement with respect to the Option also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.

        6.3 Option Price. The Committee shall designate the Option Price for each grant of an Option under this Plan which Option Price shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted, and which Option Price may not be subsequently changed by the Committee except pursuant to Section 4.3 hereof or to the extent provided in the Option Agreement.

        6.4 Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that unless otherwise designated by the Committee at the time of grant, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

        6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

        6.6 Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company in full either:

          (a) in cash or its equivalent,

          (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or

          (c) by a combination of (a) and (b).

        The Committee also may allow cashless exercises as permitted under Federal Reserve Board's Regulation U, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law. As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

        In connection with the exercise of options granted under the Plan, the Company may make loans to the Participants as the Committee, in its discretion, may determine. Such loans shall be subject to the following terms and conditions and such other terms and conditions as the Committee shall determine not inconsistent with the Plan. Such loans shall bear interest at such rates as the Committee shall determine from time to time, which rates may be below then current market rates or may be made without interest. In no event may any such loan exceed the Fair Market Value, at the date of exercise, of the shares covered by the Option, or portion thereof, exercised by the Optionee. No loan shall have an initial term exceeding two years, but any such loan may be renewable at the discretion of the Committee. When a loan shall have been made, Shares having a fair market value at least equal to 125 percent of the principal amount of the loan shall be pledged by the Participant to the Company as security for payment of the unpaid balance of the loan.

        6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

        6.8 Termination of Employment, Director Relationship or Consulting Arrangement. Each Option Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment, service on the Board of Directors, or consulting arrangement with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Option Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment, director relationship or consulting agreement, including, but not limited to, termination of employment for cause or good reason, or reasons relating to the breach or threatened breach of restrictive covenants. Subject to Article 8, in the event that a Participant's Option Agreement does not set forth such termination provisions, the following termination provisions shall apply:

          (a) In the event a Participant's employment, director relationship or consulting arrangement with the Company and/or its Subsidiaries is terminated for any reason other than death, Disability or Retirement, all Options held by the Participant shall expire and all rights to purchase Shares thereunder shall terminate immediately; provided, however, that notwithstanding the foregoing, all Options to which the Participant has a vested right immediately prior to such termination shall be exercisable until (i) 30 days following the date of termination or (ii) the expiration date of the Option, whichever is earlier.

          (b) In the event a Participant's employment, director relationship or consulting arrangement with the Company and/or its Subsidiaries is terminated due to death or Disability, all Options shall immediately become fully vested on the date of termination.

          (c) Subject to Article 8, in the event of termination of the Participant's employment, director relationship or consulting arrangement, due to death or Disability, all Options in which the Participant has a vested right upon termination shall be exercisable for a period of one (1) year following such termination, or until the expiration date of the Option, whichever is later.

          (d) Subject to Article 8, in the event of termination of the Participant's employment, director relationship, or consulting arrangement, due to Retirement, all Options in which the Participant has a vested right upon termination shall be exercisable until the date which is (i) three years following the date of termination or (ii) the expiration date of the Option, whichever is earlier.

        6.9 Nontransferability of Options.

          (a) Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

          (b) Nonqualified Stock Options. Except as otherwise provided in a Participant's Option Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Option Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

Article 7.
Rights of Employees, Directors and Consultants

        7.1 Employment or Consulting Arrangement. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or consulting arrangement at any time, nor confer upon any Participant any right to continue in the employ of or consulting arrangement with the Company or any Subsidiary, nor interfere with or limit in any way the right of the Board to remove any Participant who is a Director from service on the Board at any time in accordance with the provisions of the Company's By-laws and applicable law.

        For purposes of this Plan, temporary absence from employment because of illness, vacation, approved leaves of absence, and transfers of employment among the Company and its Subsidiaries, shall not be considered to terminate employment or to interrupt continuous employment. Temporary cessation of the provision of consulting services because of illness, vacation or any other reason approved in advance by the Company shall not be considered a termination of the consulting arrangement or an interruption of the continuity thereof. Conversion of a Participant's employment relationship to a consulting arrangement or from a consulting arrangement to an employment relationship shall not result in termination of previously granted Options.

        7.2 Participation. No Employee, Director or consultant shall have the right to be selected to receive an Option under this Plan, or, having been so selected, to be selected to receive a future Option.

Article 8.
Change of Control

        Upon the occurrence of a Change of Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, any and all Options granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term.

Article 9.
Amendment, Modification, and Termination

        9.1 Amendment, Modification, and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part, subject to any requirement of stockholder approval imposed by applicable law, rule or regulation.

        9.2 Options Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Option previously granted under the Plan, without the written consent of the Participant holding such Option.

Article 10.
Withholding

        10.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

        10.2 Share Withholding. With respect to withholding required upon the exercise of Options, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which would be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 11.
Successors

        All obligations of the Company under the Plan with respect to Options granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business and/or assets of the Company or otherwise.

Article 12.
Shareholder Ratification

        The Plan, as originally adopted by the Board of Directors on February 10, 1998, was ratified by the stockholders of the Company on May 12, 1998. The amendments to the Plan reflected herein were adopted by the Board of Directors on February 13, 2002 subject to the ratification by the stockholders of the Company. If such amendments are ratified by the affirmative vote of the holders of a majority of the shares of Common Stock of the Company represented and entitled to vote the 2002 Annual Stockholders' Meeting, they shall be deemed to have become effective on February 13, 2002. Options may be granted under the Plan prior to ratification of the amendments by the stockholders of the Company and, in each such case, the date of grant shall be determined without reference to the date of ratification of the Plan by stockholders of the Company; provided, however that if the Plan, as so amended, is not ratified by stockholders, all options granted hereunder on or subsequent to February 13, 2002 shall be canceled and void.

Article 13.
Legal Construction

        13.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

        13.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        13.3 Requirements of Law. The granting of Options and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

        13.4 Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

        13.5 Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

THE DEWOLFE COMPANIES, INC.
PROXY FOR 2002 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 21, 2002
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         PROXY

  The undersigned, revoking previous proxies relating to these shares, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 5, 2002 in connection with the Annual Meeting to be held on May 21, 2002 at 10:00 a.m. at the Westin Hotel, Waltham, Massachusetts, and hereby appoints Richard B. DeWolfe and Paul J. Harrington, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of the DeWolfe Companies, Inc. registered in the name provided herein which the undersigned is entitled to vote at the 2002 Annual Meeting of Stockholders, and any adjournment or adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy Statement and on such other matters as may properly come before the meeting.

SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

        SEE REVERSE SIDE

/X/    Please mark votes as
in this example.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR all of the Board of Directors' nominees, FOR Proposal 2, FOR Proposal 3, and FOR Proposal 4.

The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.

1.
To fix the size of the Board at five and to elect the nominees named in the Proxy Statement.

  Nominees: Richard B. DeWolfe, A. Clinton Allen,
  Paul R. Del Rossi, R. Robert Popeo
  and Robert N. Sibcy
  / / For all nominees            / / withheld from all nominees
  / /
      For all nominees except as noted above

2.
To approve the amendment to the Company's Articles of Organization increasing the number of authorized shares of Common Stock from 10,000,000 to 50,000,000

  / / For    / / Against    / / Abstain

3.
To approve the amendment to the Company's 1998 Stock Option Plan.

  / / For    / / Against    / / Abstain

4.
To ratify the Company's selection of Ernst & Young LLP as the Company's Independent Auditors.

  / / For    / / Against    / / Abstain

MARK HERE / /	MARK HERE / /
FOR ADDRESS	IF YOU PLAN
CHANGE AND	TO ATTEND
NOTE AT LEFT	THE MEETING

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:	Date:
Signature:	Date: